EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Reports Results for

Fourth Quarter and Fiscal Year 2013 and Declares a Quarterly Dividend

•                  $0.48 Impact to EPS Related to Force Reduction and One-Time Charge

•                  Free Cash Flow of $27.5M in FY13

•                  Performance from Service Contracts Remains Strong

•                  AS&E’s Board of Directors Approves $35 Million Stock Repurchase Program

BILLERICA, Mass. — May 7, 2013 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the fourth quarter and fiscal year ended March 31, 2013. The Company reported revenues of $42,280,000 as compared with revenues of $39,764,000 for the fourth quarter of fiscal year 2012, net income of $760,000 as compared with net income of $1,343,000 for the fourth quarter of fiscal year 2012, and earnings per share of $0.09 as compared with earnings per share of $0.15 for the fourth quarter of fiscal year 2012.

For the fiscal year ended March 31, 2013, the Company reported revenues of $186,680,000 as compared with revenues of $203,552,000 for the prior fiscal year, net income of $17,454,000 as compared with net income of $21,422,000 for the prior fiscal year, and earnings per share of $2.07 as compared with earnings per share of $2.34 for the prior fiscal year.

The Company reported $8,771,000 in bookings for the fourth quarter of fiscal year 2013 as compared with $23,278,000 in bookings for the fourth quarter of the prior fiscal year and $180,310,000 in bookings for the fiscal year ended March 31, 2013 as compared with the $180,895,000 in bookings for the prior fiscal year. Backlog at March 31, 2013 decreased 3% to $186,201,000 as compared to the year-end backlog of $192,571,000 at March 31, 2012.

“Fiscal year 2013 was challenging for AS&E,” said Chuck Dougherty, AS&E’s President and Chief Executive Officer.  “Bookings were flat and revenues were down comparative to fiscal year 2012, and earnings were impacted by $0.48 due to the previously announced force reduction and the resolution of a contractual issue related to a multi-unit order to a strategic Middle Eastern customer. But fiscal year 2013 is behind us and it’s time to look forward. On a positive note, we continue to buy back stock through our share repurchase program, our operations continue to generate positive cash flow, and the performance from our service contracts remains strong. Our position as the leader in advanced imaging technology, along with the domain expertise and capabilities of our organization and our strong financial position, gives us a great base from which to build.”

The Company is declaring a quarterly cash dividend of $0.50 per share, payable on June 3, 2013 to the holders of record at the close of business on May 20, 2013.

The Company would also like to announce that its Board of Directors has authorized another $35 million stock repurchase program. Under the new program, the Company is authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors.  The Company will implement a Rule 10b5-1 trading plan to make such purchases, which will permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be funded with cash on hand.  This new program will not commence until after the completion of the Company’s current blackout period and existing stock repurchase program which the Company announced on August 2, 2012.

As previously announced, Chuck Dougherty, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer and Treasurer, will host the conference call on Tuesday, May 7, 2013 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial 1-760-536-5194. The conference identification number is 44007095. You will be placed on hold until the conference call is ready to begin.  The live audio webcast can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Tuesday, May 7, 2013 at 7:30 p.m. ET for a 48-hour period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 44007095. The replay will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Total net sales and contract revenues	$42,280	$39,764	$186,680	$203,552

Total cost of sales and contracts	28,031	22,115	107,261	110,435
Gross profit	14,249	17,649	79,419	93,117

Expenses:
Selling, general and administrative	8,360	8,896	29,533	35,624
Research and development	4,756	6,817	23,618	25,544
Total expenses	13,116	15,713	53,151	61,168

Operating income	1,133	1,936	26,268	31,949
Interest and other, net	19	99	178	509
Income before provision for income taxes	1,152	2,035	26,446	32,458
Provision for income taxes	392	692	8,992	11,036

Net income	$760	$1,343	$17,454	$21,422

Income per share - Basic	$0.09	$0.15	$2.08	$2.37
Income per share - Diluted	$0.09	$0.15	$2.07	$2.34

Weighted average shares - Basic	8,106	8,920	8,394	9,046
Weighted average shares - Diluted	8,164	9,011	8,448	9,148

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2013	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$40,418	$24,369
Restricted cash and investments	12,618	11,707
Short-term investments, at fair value	108,546	170,834
Accounts receivable, net	28,477	25,439
Unbilled costs and fees	4,875	3,206
Inventories	48,051	48,179
Other current assets	11,984	13,715
Total current assets	254,969	297,449

Non-current assets:
Building, equipment and leasehold improvements, net	16,451	17,998
Restricted cash and investments	899	4,183
Other assets	9,130	5,235
Total assets	$281,449	$324,865
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$8,371	$7,461
Customer deposits	16,199	15,031
Deferred revenue	15,770	16,731
Other current liabilities	28,148	19,420
Total current liabilities	68,488	58,643

Non-current liabilities:
Lease financing liability	2,914	4,403
Other non-current liabilities	5,802	3,013
Total liabilities	77,204	66,059

Stockholders’ equity	204,245	258,806
Total liabilities and stockholders’ equity	$281,449	$324,865

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fiscal Year Ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$17,454	$21,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,114	5,768
Provision for contracts, inventory, and accounts receivable reserves	5,405	2,998
Amortization of bond premium	2,700	2,689
Deferred income taxes	(2,966)	1,750
Stock based compensation expense	184	1,799
Other	(59)	(47)

Changes in assets and liabilities:
Accounts receivable	(3,382)	11,819
Unbilled costs and fees	(1,669)	13,876
Inventories	(4,933)	(4,333)
Prepaid expenses and other assets	813	(3,609)
Accounts payable	910	(1,917)
Accrued income taxes	2,094	(1,936)
Customer deposits	1,168	5,838
Deferred revenue	1,661	(568)
Accrued expenses and other liabilities	6,663	(4,530)
Net cash provided by operating activities	31,157	51,019

Cash flows from investing activities:
Purchases of short-term investments	(140,532)	(283,685)
Proceeds from sales and maturities of short-term investments	200,089	220,293
Proceeds from sale of fixed assets	110	51
Purchases of property and equipment	(3,618)	(5,211)
Net cash provided by (used for) investing activities	56,049	(68,552)

Cash flows from financing activities:
Decrease in restricted cash and investments	2,373	13,570
Proceeds from exercise of stock options	2,160	4,287
Repurchase of shares of common stock	(57,633)	(20,051)
Repayment of leasehold financing	(1,351)	(1,322)
Payment of common stock dividend	(16,841)	(14,423)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	135	(303)
Cash used for financing activities	(71,157)	(18,242)

Net increase (decrease) in cash and cash equivalents	16,049	(35,775)
Cash and cash equivalents at beginning of year	24,369	60,144
Cash and cash equivalents at end of year	$40,418	$24,369

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